UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No. ____)

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Greektown Superholdings, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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GREEKTOWN SUPERHOLDINGS, INC.
555 East Lafayette
Detroit, MI 48226

Dear Stockholder:

You are cordially invited to attend the annual meeting of stockholders of Greektown Superholdings, Inc. (the “Company”), which will be held on June 8, 2011 at 10:00 a.m., local time, at the Company’s offices at 555 East Lafayette, Detroit, Michigan.  The formal Notice of Annual Meeting and Proxy Statement, fully describing the matters to be acted upon at the meeting, appears on the following page.

The matters scheduled to be considered at the meeting are the election of directors from among the nominees described in the Proxy Statement and any other proposal that may properly come before the meeting.

The Board of Directors recommends a vote FOR the election of the nominees described in the Proxy Statement as being in the best interest of the Company and its stockholders.  We urge you to read the Proxy Statement and give it your careful attention before completing the enclosed proxy card.

Your vote is important regardless of the number of shares you own.  Please be sure you are represented at the meeting, whether or not you plan to attend in person, by signing, dating and mailing the proxy card promptly.  A postage-paid return envelope is enclosed for your convenience.

If you would like additional copies of the proxy material, or if you would like to ask questions about the proposal, you should contact Domenico Roma at (313) 223-2999.

Sincerely,

George Boyer
Chairman of the Board

GREEKTOWN SUPERHOLDINGS, INC.
555 East Lafayette
Detroit, MI 48226

____________________________

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held June 8, 2011

____________________________

NOTICE IS HEREBY GIVEN that the annual meeting of stockholders of Greektown Superholdings, Inc. (the “Company”) will be held at 10:00 a.m., local time, on June 8, 2011 at the Company’s offices at 555 East Lafayette, Detroit, Michigan, for the following purposes:

1.	To elect directors of the Company to hold office until the 2012 annual meeting of stockholders.

2.	To transact such other business as may properly come before the meeting.

Only holders of record of the Company’s Series A-1 Common Stock, Series A-1 Preferred Stock and Series A-2 Preferred Stock at the close of business on April 20, 2011 are entitled to notice of, and to vote at, the meeting and any adjournment thereof.  Such stockholders may vote in person or by proxy.

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, PLEASE FILL IN, SIGN, DATE AND RETURN THE ACCOMPANYING PROXY CARD IN THE ENCLOSED ENVELOPE IN ORDER TO ASSURE THAT YOUR SHARES ARE REPRESENTED AT THE MEETING.  NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

By Order of the Board of Directors,

George Boyer
Chairman of the Board

May 2, 2011

GREEKTOWN SUPERHOLDINGS, INC.
555 East Lafayette
Detroit, MI 48226

____________________________

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE MEETING

____________________________

The enclosed materials are also available at http://www.greektowncasino.com.  The following items are available at the specified link:

1.	The Proxy Statement being issued in connection with the 2011 Annual Meeting of Stockholders;

2.	The Company’s Annual Report on Form 10-K for the year ended December 31, 2010; and

3.	The form of proxy card for use in connection with the 2011 Annual Meeting of Stockholders.

GREEKTOWN SUPERHOLDINGS, INC.
555 East Lafayette
Detroit, MI 48226
____________________________

PROXY STATEMENT

This Proxy Statement is furnished in connection with the solicitation by the board of directors (the “Board of Directors” or the “Board”) of Greektown Superholdings, Inc., a Delaware corporation (the “Company,” “we,” “us” or “our”), of proxies to be voted at the annual meeting of stockholders of the Company to be held at 10:00 a.m., local time, on June 8, 2011 at the Company’s offices at 555 East Lafayette, Detroit, Michigan, and at any adjournment thereof.  The purposes of the meeting are:

1.	To elect directors of the Company to hold office until the 2012 annual meeting of stockholders; and

2.	To transact such other business as may properly come before the meeting.

If proxy cards in the accompanying form are properly executed and returned by a stockholder of record, the shares of the Company’s Series A-1 Common Stock, $0.01 par value per share (the “Series A-1 Common Stock”), Series A-1 Preferred Stock, par value $0.01 per share (“Series A-1 Preferred Stock”), and Series A-2 Preferred Stock, par value $0.01 per share (the “Series A-2 Preferred Stock” and, together with the Series A-1 Common Stock and the Series A-1 Preferred Stock, collectively, the “Voting Stock”), held by such stockholder will be voted as instructed on the proxy card.  If no instructions are given, such shares will be voted (i) FOR the election of the nominees of the Board of Directors named below and (ii) in the discretion of the proxies named in the proxy card on any other proposals to properly come before the meeting or any adjournment thereof.  Any proxy may be revoked by a stockholder of record prior to its exercise upon written notice to the Company, or by the vote of such stockholder cast in person at the meeting.  The approximate date of mailing of this Proxy Statement and accompanying form of proxy card is May 2, 2011.

VOTING

Stockholders Entitled to Vote

Stockholders of record at the close of business on April 20, 2010, the record date for the solicitation of proxies for the Annual Meeting (the “Record Date”), are entitled to receive notice of the Annual Meeting and to vote their shares held on that date. As of the Record Date, 150,662 shares of Series A-1 Common Stock, 463,535 shares of Series A-1 Preferred Stock and 162,255 shares of Series A-2 Preferred Stock were outstanding.  Each outstanding share of Series A-1 Common Stock is entitled to ten votes and each outstanding share of Series A-1 Preferred Stock is entitled to a number of votes equal to ten times the number of shares of Series A-1 Common Stock into which such share of Series A-1 Preferred Stock is convertible as of the Record Date.  Each outstanding share of Series A-2 Preferred Stock is entitled to a number of votes equal to the number of shares of Series A-2 Common Stock into which such share of Series A-2 Preferred Stock is convertible as of the Record Date.  As of the record date, without giving effect to accrued dividends and subject to certain conversion limitations included in our certificate of incorporation, each share of our Series A-1 Preferred Stock is convertible into one share of our Series A-1 Common Stock, and each share of our Series A-2 Preferred Stock is convertible into one share of our Series A-2 Common Stock, $0.01 par value per share (the “Series A-2 Common Stock”).  No shares of the Series A-2 Common Stock of the Company were outstanding as of the Record Date.  Stockholders do not have cumulative voting rights.

Quorum and Votes Required to Elect Directors and Adopt Proposals

The holders of a majority in voting power entitled to vote at the meeting must be represented in person or by proxy at the Annual Meeting for there to be a quorum and for the meeting to be held.  Withheld votes, abstentions and broker non-votes will be counted as present for purposes of determining whether a quorum is present.  If a quorum is present, the six nominees receiving the highest number of affirmative votes will be elected as directors of the Company.  A broker is not permitted to vote on a stockholder’s behalf with respect to the election of directors unless the stockholder has provided specific voting instructions to the broker.  For your vote to be counted, you need to communicate your voting instructions to your broker, bank or other financial institution before the date of the meeting.  Withheld votes and broker non-votes will not be counted as votes cast with respect to, and therefore will have no effect on, the election of the directors.

Plan of Reorganization

The following discussion provides a summary of the events leading to our emergence from Chapter 11 bankruptcy and is not intended to be exhaustive.

On May 29, 2008 (the “Petition Date”), Greektown Holdings, L.L.C. (“Greektown Holdings”), its direct and indirect subsidiaries and certain affiliates (collectively, the “Debtors”) filed voluntary petitions to reorganize their businesses under Chapter 11 of the United States Bankruptcy Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the Eastern District of Michigan (the “Bankruptcy Court”).  These cases were consolidated under the caption “In re Greektown Holdings, L.L.C., et al. Case No. 08-53104.” On August 26, 2009, the Debtors filed the Second Amended Joint Plans of Reorganization (the “Debtor Plan”) and the Second Amended Disclosure Statement for Joint Plans of Reorganization (the “Debtor Disclosure Statement”). On September 3, 2009, the Bankruptcy Court approved the Debtor Disclosure Statement.

On November 2, 2009, certain holders of the 10-3/4% Senior Notes due 2013 (the “Old Notes”) issued by Greektown Holdings and Greektown Holdings II, Inc. and certain other parties (collectively, the “Put Parties”) entered into a Purchase and Put Agreement (as amended, the “Purchase and Put Agreement”).  Pursuant to the Purchase and Put Agreement:

•
the Put Parties proposed and filed an alternative plan of reorganization on terms consistent with the Purchase and Put Agreement, providing, among other things, for (i) the payment in full of all DIP financing claims and all claims under Greektown’s prior senior secured credit facility, (ii) the issuance of $385,000,000 of 13% Senior Secured Notes (the “Initial Notes”), (iii) an offering to the holders of Old Notes of rights (the “Rights Offering”) to purchase 1,850,000 shares of our preferred stock, par value $0.01 per share (the “Preferred Stock”) at a purchase price of $100 per share and the issuance to the holders of Old Notes of 140,000 shares of our common stock, par value $0.01 per share (the “Common Stock”), in each case, in exchange for the Old Notes and (iv) the sale of 150,000 shares of Preferred Stock to certain Put Parties at a purchase price of $100 per share as further described below;

•
the Put Parties who were holders of Old Notes agreed to exercise their right to purchase Preferred Stock in the Rights Offering and the other Put Parties agreed to purchase 150,000 shares of Preferred Stock;

•	the Put Parties agreed to purchase any shares of Preferred Stock not subscribed for by the other holders of Old Notes in the Rights Offering;

•	certain of the Put Parties committed to participate in debtor-in-possession credit facilities; and

•
in consideration for entering into the Purchase and Put Agreement, the Put Parties became entitled to a put premium in the aggregate equal to (i) $10 million (the “Cash Put Premium”) and (ii) 222,222 shares of Preferred Stock (the “Stock Put Premium”); however, each Put Party had the right to accept its pro rata share of up to 111,111 additional shares of Preferred Stock in lieu of the Cash Put Premium.

On November 3, 2009, the Debtors agreed to voluntarily continue the hearing on confirmation of the Debtor Plan (the “Debtor Plan Confirmation Hearing”), which was scheduled for that date, for 24 hours, to engage in discussions with the Put Parties. On November 4, 2009, the Bankruptcy Court further continued the Debtor Plan Confirmation Hearing to allow for further discussions regarding a consensual resolution. On November 29, 2009, the Debtors, the Put Parties, the agent for the pre-petition secured lenders, the agent for the lenders under the debtor-in-possession credit facility (the “DIP Facility”), an ad hoc group of pre-petition secured lenders, the Official Committee of Unsecured Creditors (the “Creditors’ Committee”), and the indenture trustee for the Old Notes (the “Old Indenture Trustee”) filed a stipulation containing the terms on which all such parties would support the confirmation of the plan proposed by the Put Parties described in the Purchase and Put Agreement. On December 7, 2009, the Put Parties, joined by the Creditors’ Committee and the Old Indenture Trustee as “Noteholder Plan Proponents,” filed the Second Amended Joint Plans of Reorganization for the Debtors Proposed by Noteholder Plan Proponents Including Official Committee of Unsecured Creditors and Indenture Trustee (the “Plan”), and the Disclosure Statement for Second Amended Joint Plans of Reorganization for the Debtors Proposed by Noteholder Plan Proponents Including Official Committee of Unsecured Creditors and Indenture Trustee (the “Disclosure Statement”). The Disclosure Statement had been previously presented to the Bankruptcy Court, and on December 4, 2009, the Bankruptcy Court approved the Disclosure Statement.

Commencing on December 11, 2009, the Disclosure Statement, ballots for voting to accept or reject the Plan and other solicitation documents were distributed to all classes of creditors eligible to vote on the proposed Plan. The deadline for submitting ballots for voting to accept or reject the Plan was January 4, 2010. On January 11, 2010, the Debtors’ claims and voting agent filed its certification of voting results with the Bankruptcy Court reporting that, pursuant to the Bankruptcy Code, the requisite number of creditors to provide an impaired accepting class at each Debtor approved the Plan. Pursuant to the “cram-down” provisions of the Bankruptcy Code, the Plan was confirmed by the Bankruptcy Court without the affirmative vote of other classes of creditors on January 22, 2010. The Plan became effective on June 30, 2010 (the “Effective Date”) and the Debtors emerged from bankruptcy.

The Plan, which was substantially consistent with the terms set forth in the Purchase and Put Agreement, generally provided for the full payment or reinstatement of allowed administrative claims, priority claims, post-petition secured claims, and pre-petition secured claims, the satisfaction of general unsecured claims through the distribution of cash and litigation trust interests and the cancellation of the existing equity interests in Greektown Holdings. The deadline to file administrative claims, professional claims and substantial contribution claims occurred on August 14, 2010. The Plan also provided that the holders of Old Notes receive all of the shares of our Common Stock issued pursuant to the Plan and the rights issued in the Rights Offering (as defined below) plus interests in a litigation trust (the “Litigation Trust”). The Litigation Trust, established pursuant to the Plan, has authority and standing to, among other things, (i) monitor distributions to general unsecured creditors under the Plan and (ii) perform the general unsecured creditors’ claims reconciliation process. On the Effective Date, rights to certain claims or causes of action of the Debtors were placed into the Litigation Trust. On the Effective Date, Greektown LLC loaned $375,000 on a non-recourse basis to the Litigation Trust to fund the fees, expenses, and costs of the Litigation Trust (the “Litigation Trust Loan”), which is evidenced by a note payable by the Litigation Trust to Greektown LLC. On the Effective Date, all outstanding Avoidance Claims (as defined in the Plan) of the Debtors were placed into the Litigation Trust. A trustee was appointed for the Litigation Trust who will, among other things, hold the assets of the trust for the benefit of the holders of general unsecured claims and such other beneficiaries as described in the Plan, prosecute or resolve certain unsettled litigation claims and make distributions of consideration received by the Litigation Trust as a result of any judgment, settlement, or compromise of any such claims.

Pursuant to the Plan, the sale of 1,850,000 shares of Preferred Stock in a rights offering (the “Rights Offering”), together with the direct purchase of 150,000 shares of Preferred Stock by certain of the Put Parties, all at a purchase price of $100 per share, provided approximately $196 million in net proceeds to the Debtors’ estates. Such net amount reflects the determination of the Put Parties to receive $4 million of the Cash Put Premium from Greektown Superholdings in cash and 66,666 shares of Preferred Stock in lieu of the remaining $6 million of the Cash Put Premium. All of the purchases of Preferred Stock were completed on the Effective Date and the shares of Preferred Stock were issued on the Effective Date. Each party who agreed to purchase Preferred Stock was given the option to purchase Preferred Stock with regular or reduced voting rights. However, certain parties that elected to purchase Preferred Stock and were concerned that they might acquire more than 4.9% of the capital stock of Greektown Superholdings, or certain parties that qualified as “Institutional Investors” under Michigan gaming law that were concerned that they may acquire more than 14.9% of the capital stock of Greektown Superholdings, elected to receive Warrants to purchase Preferred Stock at an exercise price of $0.01 per share representing a portion of the Preferred Stock that they had elected to purchase. As a result, the holders of Old Notes and the Put Parties owned all of the outstanding equity interests of Greektown Superholdings as of the Effective Date. In addition, under the Plan, at the end of the day on the Effective Date, Greektown Holdings’ existing members’ capital (deficit) was extinguished and no distributions were made to existing members. Certain of the Put Parties assigned their Put Commitment and certain of their other rights and obligations under the Purchase and Put Agreement to other Put Parties pursuant to an Assignment and Assumption Agreement dated as of March 31, 2010.

On the Effective Date, Greektown Superholdings issued the Initial Notes and entered into a $30 million revolving credit facility with Comerica Bank, $20 million of which is currently available for borrowings (the “Revolving Loan” and, together with the Initial Notes, the “Exit Financing”).  On the Effective Date, the proceeds of the Rights Offering, the proceeds of the direct purchase of Preferred Stock, and the proceeds from the sale of the Initial Notes were used to pay all outstanding borrowings under the DIP Facility, to repay the pre-petition secured claims, and to make other payments required upon exit from bankruptcy. The proceeds from the sale of the Initial Notes remaining after the foregoing payments were made, as well as the Revolving Loan, were used to provide ongoing liquidity to conduct our post-reorganization operations.

PROPOSAL NO. 1
ELECTION OF DIRECTORS
Our Board of Directors currently consists of five directors.  Elected directors hold office until their successor is elected or appointed, or the director resigns or is removed.  Pursuant to the Michigan Gaming Act, all board members must be approved by the Michigan Gaming Control Board (the “MGCB”).  Board members John Bitove, George Boyer, and Yvette E. Landau were approved at a meeting of the MGCB on June 18, 2010.  Freman Hendrix, whose election to the Board satisfies our obligation under an Amended Settlement Agreement between the Company and the City of Detroit to maintain one director from the City of Detroit reasonably acceptable to the Mayor and City Council of Detroit or an unpaid ombudsman with the right to attend board meetings, was approved by the MGCB on September 14, 2010, and Michael E. Duggan was approved by the MGCB on February 23, 2011.  All of the current directors (including Mr. Duster) were nominated and approved by the Put Parties and the Noteholder Plan Proponents as part of our plan of reorganization.  Benjamin C. Duster IV, an additional director nominee named by the Plan Proponents, subject to MGCB approval, was approved by the MGCB on March 29, 2011 and is expected to be formally elected to the Board on May 10, 2011.  Another director nominee named by the Plan Proponents, Joel Ferguson, has withdrawn his application for approval by the MGCB and will not become a member of the Board.

Based on the recommendation of the Nominating and Corporate Governance Committee, the Board of Directors has nominated John Bitove, George Boyer, Michael E. Duggan, Benjamin C. Duster IV, Freman Hendrix, and Yvette Landau for election as directors of the Company.  Each of the nominees has consented to being named as a nominee for director of the Company and has agreed to serve if elected.  If, for any reason, at the time of the election any of the nominees should become unwilling or unable to serve as a director, it is intended that the proxies voted for the election of such director will be voted for the election, in such nominee’s place, of a substitute nominee recommended by the Board.  However, the Board of Directors has no reason to believe that any nominee will be unwilling or unable to serve as a director.

The following table sets forth certain information with respect to the individuals nominated for election to the Board at the Annual Meeting.

NOMINEES FOR DIRECTOR

Name of Director	Age	Director of the Company Since
John Bitove	50	June 30, 2010
George Boyer	59	March 17, 2010
Michael E. Duggan	61	March 22, 2011
Benjamin C. Duster IV	49	May 10, 2011 (expected)
Freman Hendrix	60	September 14, 2010
Yvette E. Landau	54	June 30, 2010

Biographies of Directors Nominated for Election at the Annual Meeting

John Bitove. Mr. Bitove has been Chairman of DAVE Wireless Inc., operating as Mobilicity, since 2009. Mobilicity is Canada’s 3.5G mobile operator offering wireless services in 10 of Canada’s 13 largest metropolitan markets covering over half of Canada’s total population with voice, data and text offerings.  Mr. Bitove has also been the Executive Chairman of Canadian Satellite Radio Holdings (CSR) Inc. (TSX: XSR), since 2005,  Canadian Satellite Radio Holdings (CSR) Inc., which operates as XM Canada, broadcasts across Canada and programs 13 Canadian channels that are carried in the United States.  He has also been the Chairman and Chief Executive Officer of Scott’s Real Estate Investment Trust (TSX: SRQ.UN), a Canadian “small-box” retail property owner that currently owns and leases 220 commercial properties in major provinces across Canada, since 2005.  Mr. Bitove was the volunteer President and Chief Executive Officer of Toronto’s bid for the 2008 Olympic Games and was the head of the organizing committees that brought the World Indoor Athletics Championships and World Championships of Basketball to Canada in 1993 and 1994.  In 1993, he founded the Toronto Raptors of the NBA and created the Air Canada Centre, Toronto’s major indoor sports and entertainment venue, in which he sold his interests in 1997.  Mr. Bitove’s substantial management experience as a senior leader of various companies across multiple industries, including highly regulated industries like ours, led the Board to conclude that he should serve as a director of the Company as of the date of this Proxy Statement.

George Boyer.  Mr. Boyer has been a Director and Chairman of the Board of the Company since March 17, 2010, and has been Executive Chairman of the Board and interim Chief Executive Officer of the Company since August 10, 2010.  Mr. Boyer was President and Chief Operating Officer of MGM Grand Detroit from 2002 to 2008 and a member of the development team for the permanent casino, which opened in 2007.  Previously, he served as President of another MGM Resorts International subsidiary company and held other senior leadership positions in Las Vegas.  MGM Resorts International (formerly known as MGM Mirage) is an entertainment company headquartered in Las Vegas that owns resort-casinos, restaurants, residential living and retail departments in Nevada and Michigan.  Before Mr. Boyer joined the gaming industry, he held various positions at the Philadelphia Stock Exchange and the United States General Accounting Office from 1976 through 1986.  Mr. Boyer was an audit committee member and director of First Mercury Financial Corporation (NYSE: FMR), a property and casualty insurance company based in Southfield, Michigan, from 2009 until the sale of the company in February, 2011.  Mr. Boyer’s substantial experience in senior leadership positions in, and deep knowledge of, the gaming industry, vast financial experience and expertise, and knowledge of the Company gained through his service as interim Chief Executive Officer of the Company and Executive Chairman of the Board led the Board to conclude that he should serve as a director of the Company as of the date of this Proxy Statement.

Michael E. Duggan. Mr. Duggan has been President and Chief Executive Officer of Detroit Medical Center since January 2004, overseeing eight hospitals and 12,000 employees.  Prior to that, Mr. Duggan served as the Wayne County Prosecutor from 2003 to 2011.  From 1987 to 2000, Mr. Duggan was Deputy Wayne County Executive, during which period he oversaw ten departments and 6,000 employees with an annual budget of $1.5 billion.  In 1995, Mr. Duggan was appointed by Governor John Engler as one of the eleven members of the Governor’s Blue Ribbon Commission on Casino Gaming.  The Commission recommended that Michigan allow the construction of three new casinos in the City of Detroit, a recommendation that became the basis of the 1996 statewide ballot initiative that authorized the Detroit casinos.  Mr. Duggan’s substantial management experience, both in the public and private sector, as well as his service on the Governor’s Blue Ribbon Committee on Casino Gaming, which gives him a unique insight into the gaming industry as conducted in the City of Detroit, led the Board to conclude that he should serve as director of the Company as of the date of this Proxy Statement.

Benjamin C. Duster, IV.  Mr. Duster specializes as an independent director on the boards of public companies undergoing or contemplating transforming organizational change requiring the development and/or implementation of new managerial, operational and strategic initiatives.  He is currently Chairman of the Board and a member of the Compensation Committee of Catalyst Paper (TSX: CTL), a pulp and paper producer based in British Columbia, positions he has held since December 2006.  From 1997 to 2001, Mr. Duster was Managing Director at Wachovia Securities, responsible for building and leading its mergers and acquisitions advisory practice.  From 1987 to 1989, Mr. Duster was Vice President, Mergers and Acquisitions at Salomon Brothers, specializing in bankruptcy reorganizations, financial restructurings and troubled company acquisitions.  Since March 2010, Mr. Duster has served as a director and a member of the audit and compensation committees of Chorus Aviation (TSX: CHR-B), a Canadian airline.  He also serves as a director and a member of the audit and nominating and corporate governance committees of Accuride Corporation (NYSE: ACW), a manufacturer of commercial vehicle components including heavy and medium-duty steel and aluminum wheels, positions he has held March 2010. Mr. Duster was previously a member of the board of directors of RCN Corp. from 2004 until it was sold in August 2010.  Mr. Duster's relevant experience in turnaround management, his valuable financial expertise, familiarity with mergers and acquisitions, capital markets transactions and private equity and his substantial board experience and corporate governance knowledge led the Board to conclude that he should serve as director of the Company as of the date of this Proxy Statement.

Freman Hendrix.  Mr. Hendrix has been President of Advanced Security & Investigative Solutions, a uniformed security guard company, since 2006.  From 2006 to 2009, he was Chief Government Relations Officer and Administrator at Eastern Michigan University.  Prior to that, Mr. Hendrix served as Chief operations Officer at Strategic Staffing Solutions, a Detroit-based information technology staffing and solutions company, from 2001 to 2004.  Mr. Hendrix was also formerly Chief of Staff and Deputy Mayor of Detroit, overseeing 43 departments and 17,000 employees. Prior to that, Mr. Hendrix held various positions in Wayne County government, including Director of Community Development and Assistant County Executive for Legal Affairs.  Mr. Hendrix has been Vice Chairman of the Board since September 30, 2010 and sits as the designee of the City of Detroit.  Mr. Hendrix’s executive management and senior leadership positions in both corporate and government entities, as well as the fact that his participation on the Board satisfies the requirement under the Amended Settlement Agreement to maintain one director from the City of Detroit acceptable to the Mayor and the City Council of Detroit, led the Board to conclude that he should serve as director of the Company as of the date of this Proxy Statement.

Yvette E. Landau. Since April 2005, Ms. Landau has been a co-owner of W.A. Richardson Builders, LLC, which provides casino advisory, general contracting, construction management, and purchasing services to casino resorts. Ms. Landau was Vice President, General Counsel and Secretary of Mandalay Resort Group, a formerly NYSE listed company that owned various casino resort properties, from 1996 to April 2005 when it was acquired by MGM Resorts International (formerly MGM Mirage) and previously served as Associate General Counsel of Mandalay Resort Group from 1993.  Mandalay Resort Group owned 16 casinos in four jurisdictions, with over $2.5 billion in revenues, 28,000 hotel rooms and 35,000 employees.  Ms. Landau has served on the Board of Trustees of the International Association of Gaming Advisors, was the president of the organization in 2007, and continues to be involved with the organization as a counselor.  Ms. Landau serves on the board of directors of Monarch Casino & Resort, Inc. (“NASDAQ: MCR), which through its wholly-owned subsidiary owns and operates the Atlantis Casino Resort Spa in Reno, Nevada.  From 1984 to 1993, she practiced law at Snell & Wilmer in Phoenix, Arizona as an associate and then partner.  Ms. Landau’s many years of experience in the gaming industry, including as an executive officer and director of, and advisor to, gaming companies, as well as her extensive knowledge of the gaming industry led the Board to conclude that she should serve as director of the Company as of the date of this Proxy Statement.

THE BOARD RECOMMENDS A VOTE “FOR” EACH OF THE NOMINEES FOR DIRECTOR.

CORPORATE GOVERNANCE

General.  The Company’s by-laws provide that the number of members of the Board of Directors shall be determined from time to time by resolution of the directors. The Company’s Board of Directors should neither be too small to maintain the needed expertise and independence, nor too large so as to be inefficient in functioning.  The Company’s Board of Directors currently has five members.  A sixth director, Benjamin C. Duster IV, has been approved by the MGCB and is expected to be formally appointed to the Board on May 10, 2011.

For purposes of this proxy statement, the independence of our directors is determined under the corporate governance rules of the NASDAQ Stock Market. The independence rules of the NASDAQ Stock Market include a series of objective tests, including that an “independent” person will not be employed by us and will not be engaged in various types of business dealings with us. In addition, the Board is required to make a subjective determination as to each person that no relationships exist which, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the person’s responsibilities. The Board has determined that, other than George Boyer, each of the directors on the Board is independent under the independence standards of the NASDAQ Stock Market.

During the fiscal year ended December 31, 2010, the Board met five times and acted by unanimous written consent four times.  Each of the directors participated in 75% or more of the aggregate number of meetings and/or written consents of the Board and committee(s) on which he or she served during the 2010 fiscal year, during the period for which he or she was a director and/or a member of such committee.

It is the policy of our Board of Directors that directors are encouraged, but are not required, to attend all annual stockholders meetings.

The Company currently has an Audit Committee, a Compensation Committee, a Nominating and Corporate Governance Committee and a Regulatory Compliance Committee.  The functions of the Nominating and Corporate Governance Committee and the Regulatory Compliance Committee were previously performed by a combined Nominating, Corporate Governance and Regulatory Compliance Committee but were subsequently separated.

Audit Committee.  The Audit Committee is comprised of George Boyer, John Bitove and Yvette E. Landau.  Mr. Boyer acts as Chairman of the Audit Committee, but is not an independent director.  The Audit Committee is responsible for the appointment of the Company’s independent registered public accountants, examining the results of audits and reviewing internal accounting controls.  The duties of the Audit Committee are fully set forth in the charter adopted by that committee, a copy of which is available on our website at www.greektowncasino.com.  The Board has determined that George Boyer is an “audit committee financial expert,” as defined by Item 407(d)(5) of Regulation S-K of the Exchange Act, and that committee members Yvette Landau and John Bitove are “independent” as defined by the NASDAQ rules.  Because the Company does not have a class of its capital stock listed on a National Securities Exchange, the Company is not subject to the requirement under Rule 10A-3(d) to have an Audit Committee comprised solely of independent directors.  The Board determined to appoint Mr. Boyer to the Audit Committee, despite the fact that he is not independent, because of his vast financial experience and expertise and his status as an “Audit Committee Financial Expert.”  The Audit Committee met four times and acted by unanimous written consent one time in fiscal 2010.

Compensation Committee. The Compensation Committee has three members, consisting of John Bitove, Freman Hendrix and Yvette E. Landau. Mr. Bitove acts as Chairman of the Compensation Committee. The committee met three times and did not act by unanimous written consent in fiscal 2010.  The Compensation Committee is comprised solely of non-employee directors, all of whom the Board has determined are “independent” in accordance with applicable NASDAQ rules. The Compensation Committee has a written charter, which is available on our website at www.greektowncasino.com.

The Compensation Committee’s principal functions are to:

•	develop and oversee the implementation of the Company’s compensation philosophy with respect to the directors and senior management of the Company;

•
assure that the employees of the Company and its subsidiaries are compensated effectively in a non-discriminatory manner consistent with such compensation philosophy, internal equity considerations, market practice and the requirements of the appropriate employment laws and regulatory bodies; and

•	perform other functions or duties deemed appropriate by the Board.

The agenda for meetings of the Compensation Committee is determined by its Chairman.  The Compensation Committee establishes, amends, reviews and approves the compensation and benefit plans with respect to officers and employees, including determining individual elements of total compensation of the Chief Executive Officer and other executive officers, and reviewing the performance of the Company and its executive officers with respect to these elements of compensation.  The Compensation Committee has the authority to retain, at the expense of the Company, outside legal or other expert advice, including financial advice, to the extent it deems necessary or appropriate from time to time.  There have been no changes to executive compensation in fiscal year 2010.  Generally, however, in determining the compensation levels of the Company’s executive officers, the Compensation Committee may consider proposals from the Chief Executive Officer and the Executive Chairman of the Board with respect to the appropriate levels of bonus and equity compensation for the Company’s executive officers (other than the Chief Executive Officer).  The Committee may delegate its duties and responsibilities to the Chief Executive Officer or the Executive Chairman of the Board if it determines that such delegation is in the best interest of the Company and it is not prohibited by law from doing so.  Neither the Company nor the Compensation Committee has engaged any compensation consultants to assist in determining or recommending the amount or form of compensation to be paid to the Company’s executive officers.

Nominating and Corporate Governance Committee. The Board has also established a Nominating and Corporate Governance Committee (the “Nominating Committee”), consisting of John Bitove, Freman Hendrix and Yvette E. Landau.  The purposes of the Nominating Committee are to assist the Board by identifying individuals qualified to become Board members and members of Board committees, lead the Board in its annual review of the Board’s and management’s performance, monitor the Company’s corporate governance structure, and periodically review and recommend to the Board any proposed changes to the Corporate Governance Guidelines. The duties of the Nominating Committee are fully set forth in the charter adopted by that committee, a copy of which is available on our website at www.greektowncasino.com.  The Nominating Committee did not meet during fiscal 2010.

The Nominating Committee considers many factors when evaluating candidates for nomination to the Board, with the goal of fostering a Board comprised of directors with a variety of experience and backgrounds.  The Committee is authorized to retain expert advice from third parties to the extent it deems necessary or appropriate from time to time, but did not retain any third party for such purposes during fiscal 2010.  We have no formal policy regarding board diversity.  Our priority in selection of board members is identification of members who will further the interests of our stockholders through their management experience, knowledge of our business, understanding of the competitive landscape, familiarity with our targeted markets and experience with the regulatory framework to which we are subject. Important factors that will be considered as part of the Nominating Committee’s evaluation include (without limitation) whether the proposed member has the attributes and skills to make him or her suitable to serve as our director, in light of our highly regulated casino and hotel business, our complex operations and large number of employees, as well as the unique circumstance of our company, as we have recently emerged out of a bankruptcy and restructuring proceeding.

The Nominating Committee will consider persons recommended by stockholders as candidates for nomination as a director.  In evaluating such nominations, the Nominating Committee will use the same selection criteria the Nominating Committee uses to evaluate other potential nominees.  Recommendations should be submitted to the Assistant Secretary of the Company.  Each recommendation should include a personal biography of the suggested candidate, an indication of the background or experience that qualifies such person for consideration, and a statement that such person has agreed to serve if nominated and elected.  Stockholders who wish to nominate a person for election to the Board themselves, rather than recommending a candidate to the Nominating Committee for potential nomination by the Board, must comply with applicable law.

Regulatory Compliance Committee.  The Board has also established a Regulatory Compliance Committee consisting of John Bitove, Freman Hendrix and Yvette E. Landau.  The purpose of the Regulatory Compliance Committee is to assist the Board in overseeing the Company’s compliance with the laws, regulations and standards of conduct to which the Company is subject.

Shareholder Communication. The Company does not have a formal procedure for stockholder communication with its Board of Directors.  The Company welcomes any informal or formal correspondence and has determined that a formal procedure is not necessary.  Stockholders who wish to contact the Board of Directors, a committee of the Board of Directors or an individual director should send their correspondence to Greektown Superholdings, Inc., 555 East Lafayette, Detroit, Michigan 48226, Attention: Board of Directors. Any such communication should specify the applicable addressee or addressees to be contacted, as well as the general topic of the communication. The Company will initially receive and process a communication before forwarding it to the addressee or addressees.  The Company generally will not forward a stockholder communication to its directors if it determines that such communication is primarily commercial in nature or is abusive, threatening or otherwise inappropriate.

Code of Ethics. We have adopted a Code of Business Conduct and Ethics applicable to the Company’s directors, as well as senior executive management and employees engaged in finance, accounting, information technology, surveillance, public reporting, compliance, and internal auditing, which meets the requirements of a “code of ethics” as defined in Item 406 of Regulation S-K, and we maintain procedures for the confidential and anonymous submission by employees of complaints regarding our accounting, internal accounting controls, auditing matters and other issues.  A copy of our code of ethics is available on our website at www.greektowncasino.com.  The Company will disclose on its website any amendment to, or wavier from, a provision of the Code of Business Conduct and Ethics that applies to its Chief Executive Officer and Chief Financial Officer and that relates to any element of such code enumerated in item 406(b) of Regulation S-K.

Board Leadership Structure. We recognize that different board leadership structures may be appropriate for companies in different situations and believe that no one structure is suitable for all companies.  Currently, George Boyer serves as our interim Chief Executive Officer, Executive Chairman of the Board and Chairman of the Board.  Mr. Boyer is expected to continue to hold each of these titles until a new Chief Executive Officer is appointed.  The Company announced on March 22, 2011 that it extended an offer to Michael Puggi for the position of President and Chief Executive Officer.  The offer is subject to the negotiation and execution of a mutually agreeable employment agreement and approval of Mr. Puggi by the MGCB and the City of Detroit.  It is anticipated that following the commencement of the employment of the new Chief Executive Officer, Mr. Boyer would serve as Executive Chairman of the Board for a transitional period to be determined by the Board, and Mr. Puggi would report to Mr. Boyer during this transitional period.  At the end of the transitional period, the Chief Executive Officer would report to the full Board.

Following this transitional period, the roles and responsibilities of the Chairman and our Chief Executive Officer will be as follows:

The Chairman will have the responsibility to: (1) coordinate with the Chief Executive Officer in establishing the agenda for the annual meeting of stockholders as well as the agenda for Board meetings; (2) provide strategic oversight to the Company’s management team; (3) provide management with direction and input regarding Board priorities, mandates and suggestions; and (4) perform such other functions as the directors may designate from time to time.

Our Chief Executive Officer will have authority regarding day to day operations of the Company, oversight over all other officers of the Company and responsibility for executing strategies approved by the Board.  The Chief Executive Officer will report to the Board.

We believe that this Board leadership structure will be optimal for us because it will demonstrate to our employees, suppliers, customers and other stakeholders that the Company is under strong leadership, with the Chairman maintaining an effective working relationship with management and other Board members and the Chief Executive Officer.  The Chairman’s strategic oversight will supplement the leadership expected to be provided by the Chief Executive Officer.  The leadership structure will thus be separated between the Chairman and the Chief Executive Officer. We believe that the Company, like many U.S. companies, will be well-served by this leadership structure.

Our Board will conduct an annual evaluation in order to determine whether it and its committees are functioning effectively.  As part of this annual self-evaluation, the Board will evaluate whether the current leadership structure continues to be optimal for the Company and its stockholders.

The Board does not have a lead independent director.  However, the independent members of the Board meet regularly without any executive directors present.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The Audit Committee met and held discussions with management and Ernst & Young LLP.  The Audit Committee reviewed and discussed the audited financial statements for fiscal 2010 with management and has discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 114, “The Auditor’s Communication With Those Charged With Governance.”

The Company’s independent registered public accounting firm also provided to the Audit Committee certain written communications and the letter required by PCAOB Rule 3526, “Communications with Audit Committees Concerning Independence.”  The Audit Committee also discussed with the independent registered public accounting firm their independence from the Company.

Based on the Audit Committee’s review and discussions described above, the Audit Committee recommended to the Board of Directors that the Company’s audited financial statements for fiscal 2010 be included in the Company’s Annual Report on Form 10-K for fiscal 2010 filed with the SEC.

AUDIT COMMITTEE

GEORGE BOYER
JOHN BITOVE
VETTE E. LANDAU

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

(1)
The following table sets forth the beneficial ownership of the Company’s Series A-1 Common Stock, the Series A-1 Preferred Stock and the Series A-2 Preferred Stock as of April 20, 2011 for (i) each person who is a member of the Board, (ii) each named executive officer and significant employee, (iii) each person known to the Company to be the beneficial owner of more than 5% of the Series A-1 Common Stock, the Series A-1 Preferred Stock and the Series A-2 Preferred Stock and (iv) the Board and the named executive officers of the Company as a group. Beneficial ownership is determined according to the rules of the SEC, and generally a person has beneficial ownership of a security if he or she possesses sole or shared voting or investment power of that security, and includes any securities that a person has the right to acquire beneficial ownership within 60 days. Except as indicated, all shares of Voting Stock were owned directly as of April 20, 2011, and the person or entity listed as the beneficial owner has sole voting and investment power. The address for each director and executive officer of the Company is c/o Greektown Superholdings, Inc., 555 East Lafayette, Detroit, Michigan 48226.  In accordance with applicable SEC rules, the ownership and voting percentages included in this table (a) exclude shares issuable upon the exercise of warrants to purchase shares of our Voting Stock which are not exercisable within 60 days of April 20, 2011 and (b) do not give effect to the dividend accruals, which have the effect of increasing the number of Series A-1 Common Stock and Series A-2 Common Stock into which each share of Series A-1 Preferred Stock and Series A-2 Preferred Stock, respectively, is convertible.

	Series A-1		Series A-1		Series A-2
	Common Stock		Preferred Stock		Preferred Stock		Total		Voting
							Total
		% of		% of		% of	Number of
		Total		Total		Total	Capital	% of	% of
Name, Position and	Number	Series A-1	Number	Series A-1	Number	Series A-2	Stock	Total	Voting
Address of	Beneficially	Common	Beneficially	Preferred	Beneficially	Preferred	Beneficially	Capital	Capital
Beneficial Owner	Owned	Stock	Owned	Stock	Owned	Stock	Owned	Stock	Stock

John Bitove, Director(1)	—	*	—	—	—	—	—	—	—
George Boyer, Director(2)	1,041	*	—	—	—	—	1,041	*	*
Michael E. Duggan, Director (3)	—	—	—	—	—	—	—	—	—
Benjamin Duster, Director	—	—	—	—	—	—	—	—	—
Freman Hendrix, Director(4)	138	*	—	—	—	—	138	*	*
Yvette E, Landau, Director(5)	—	—	—	—	—	—	—	—	—
Clifford J. Vallier, President, Chief Financial Officer and Treasurer	—	—	—	—	—	—	—	—	—
Williams M. Williams, Vice President of Guest Services Greektown Casino, LLC	—	—	—	—	—	—	—	—	—
All Board directors and named executive officers as a group	1,179	—	—	—		—	1,179	—	—
John Hancock Bond Fund(6)	885	*	17,280	3.73	% —	—	18,165	2.34%	2.34%
John Hancock Income Securities Trust(6)	768	*	14,991	3.23	% —	—	15,759	2.03%	2.03%
John Hancock Investors Trust(6)	978	*	19,074	4.11	% —	—	20,052	2.58%	2.58%
John Hancock Funds III Leveraged		*						*	*
Companies Fund(6)	92	*	1,563	* —	—	—	1,655	*	*
John Hancock Funds II Active Bond		*						*	*
Fund(6)	166	*	3,249	* —	—	—	3,415	*	*
John Hancock Funds Trust Active Bond		*						*	*
Trust(6)	821	*	16,024	3.46	% —	—	16,845	2.17%	2.17%
Manulife Global Funds U.S. Bond Fund(6)	38	*	739	* —	—	—	777	*	*
Manulife Global Fund US Special Bond		*
Fund(6)	148	*	2,879	* —	—	—	3,027	*	*
Manulife Global Fund Strategic Income(6)	64	*	1,255	* —	—	—	1,319	*	*

John Hancock Trust Strategic Income Trust(6)	269	*	6,111		1.32%	—		—	6,380	*	*
John Hancock Funds II High Income Fund(6)	7,894	5.24%	154,240		33.27%	—		—	162,134	20.88%	20.88%
John Hancock Funds II Strategic Income Fund(6)	3,049	2.02%	58,712		12.67%	—		—	61,761	7.95%	7.95%
John Hancock High Yield Fund(6)	18,487	12.27%	158,092	(10)	34.11%	—		—	318,769	34.70%	34.70%
John Hancock Strategic Income Fund(6)	8,565	5.68%	164,947		35.58%	—		—	173,512	22.35%	22.35%
Oppenheimer Strategic Income Fund(7)	8,268	5.49%	109,250		23.57%	—		—	117,518	15.14%	15.14%
Oppenheimer Champion Income Fund(7)	3,150	2.09%	41,630		8.98%	—		—	44,780	5.77%	5.77%
Oppenheimer Strategic Bond Fund V/A(7)	3,451	2.29%	45,600		9.84%	—		—	49,051	6.32%	6.32%
Oppenheimer High Income Fund V/A(7)	874	*	11,550		2.49%	—		—	12,424	1.60%	1.60%
ING Oppenheimer Strategic Income Port(7)	549	*	7,250		1.56%	—		—	7,799	1.00%	1.00%
Oppenheimer Funds, Inc.(7)	16,292	10.81%	215,280		46.44%	—		—	231,572	29.82%	29.82%
Brigade Leveraged Capital Structures Fund Ltd(8)	12,876	8.55%	94,999		20.49%	121,676	(11)	74.99%	229,551	29.56%	36.82%
Brigade Capital Management, LLC(8)	12,876	8.55%	94,999		20.49%	121,676	(11)	74.99%	229,551	29.56%	36.82%
SOLA Ltd(9)	—	—	136,000		29.34%	40,579	(12)	25.01%	176,579	22.74%	34.70%
Solus Core Opportunities Master Fund Ltd(9)	—	—	155,000		33.44%	—		—	155,000	19.96%	19.96%
Regiment Capital Ltd. (13)	8,261	5.90%	—		—	—		—	8,261	1.06%	1.06%

*          Less than 1%.
__________________________

(1)
Mr. Bitove has been granted 1,388 shares of restricted Series A-1 common stock of the Company, which will vest over three years, commencing as of July 1, 2010, in three equal annual installments with the first of such installments occurring on July 1, 2011.

(2)
Mr. Boyer has been granted (i) 1,500 shares of restricted Series A-1 common stock of the Company, vesting in quarterly increments over a one year period, commencing as of July 1, 2010 with the first quarterly vesting occurring on October 1, 2010 (due to Mr. Boyer’s resignation from the Compensation Committee and the Nominating, Governance and Regulatory Committee, 84 of such shares which would have otherwise vested on October 1, 2010 were forfeited, as they were applicable to his service on such committees) and (ii) 3,055 shares of restricted Series A-1 common stock of the Company, which will vest over three years, commencing as of July 1, 2010, in three equal annual installments with the first of such installments occurring on July 1, 2011.

(3)
Mr. Duggan has been granted 1,388 shares of restricted Series A-1 common stock of the Company, which will vest over three years, commencing as of April 1, 2011, in three equal annual installments with the first of such installments occurring on April 1, 2012.

(4)
Mr. Hendrix has been granted (i) 277 shares of restricted Series A-1 common stock of the Company, vesting in quarterly increments over a one year period, commencing as of October 1, 2010, with the first quarterly vesting to occur on January 1, 2011 and (ii) 1,667 shares of restricted Series A-1 common stock of the Company, which will vest over three years, commencing as of October 1, 2010, in three equal annual installments with the first of such installments occurring on October 1, 2011

(5)
Ms. Landau has been granted 1,388 shares of restricted Series A-1 common stock of the Company, which will vest over three years, commencing as of July 1, 2010, in three equal annual installments with the first of such installments occurring on July 1, 2011.

(6)	Address: 101 Huntington Avenue, H-7, Boston, MA 02199.

(7)
Oppenheimer Funds, Inc. is the beneficial owner of all the shares held by Oppenheimer Strategic Income Fund, Oppenheimer Champion Income Fund, Oppenheimer Strategic Bond Fund V/A, Oppenheimer High Income Fund V/A and ING Oppenheimer Strategic Income Portfolio and shares 100% of the power to vote on the shares held by each of these four funds with each such fund. Address: 6803 S. Tucson Way, Centennial, CO 80112. The number of shares reported in the above table under the row of Oppenheimer Funds, Inc. includes, and reflects the aggregate number of, shares held by Oppenheimer Strategic Income Fund, Oppenheimer Champion Income Fund, Oppenheimer Strategic Bond Fund V/A, Oppenheimer High Income Fund V/A and ING Oppenheimer Strategic Income Portfolio.

(8)
Brigade Capital Management, LLC is the beneficial owner of all the shares held by Brigade Leveraged Capital Structures Fund Ltd. The number of shares reported in the above table under the row of Brigade Capital Management, LLC includes the number of shares held by Brigade Leveraged Capital Structures Fund Ltd. Address: 399 Park Avenue, 16th Floor, New York, New York 10022.

(9)	Address: 430 Park Avenue, 9th Floor, New York, NY 10022.

(10)	Excludes warrants to acquire 142,190 shares of Series A-1 Preferred Stock.

(11)	Excludes warrants to acquire 89,218 shares of Series A-2 Preferred Stock.

(12)	Excludes warrants to acquire 142,190 shares of Series A-2 Preferred Stock.

(13)
Address: C/O Maples and Calder, Ugland House, South Church Street, George Town, Grand Cayman, E9 KY1-1003.  Information with respect to Regiment Capital Ltd. has been derived from their Schedule 13G as filed with the SEC on January 12, 2011.

EXECUTIVE OFFICERS AND SIGNIFICANT EMPLOYEES OF THE COMPANY

The following table sets forth the names, ages and all positions and offices with the Company held by the Company’s present executive officers and significant employees.

Name	Age	Positions and Offices Presently Held
George Boyer	59	Director, Executive Chairman of the Board, Chairman of the Board, and Chief Executive Officer
Clifford J. Vallier	51	President, Chief Financial Officer and Treasurer
William M. Williams	47	Vice President of Services
Jason Pasko	42	Senior Director of Finance, Assistant Treasurer
________________

Executive Officers of the Company

Following is information with respect to the Company’s executive officers:

George Boyer.  Mr. Boyer has served as Executive Chairman of the Board and interim Chief Executive Officer of the Company since August 10, 2010 and as Chairman of the Board of the Company since March 17, 2010.  The responsibilities of the position of Executive Chairman of the Board include (i) leading the management of the Company in strategic, marketing and operational issues consistent with the direction of the Board, (ii) liasing between the management of the Company and the Board and providing a monthly update to the Board, and (iii) leading a search to supplement the existing management team.

The Company announced on March 22, 2011 that it had extended an offer to Michael Puggi for the position of President and Chief Executive Officer.  The offer is subject to the negotiation and execution of a mutually agreeable employment agreement and approval of Mr. Puggi by the MGCB and the city of Detroit. It is anticipated that following the commencement of the employment of the new Chief Executive Officer, Mr. Boyer would serve as Executive Chairman for a transitional period to be determined by the Board, and the new Chief Executive Officer would report to Mr. Boyer during this transitional period.  At the end of the transition period, the Chief Executive Officer would report to the full Board.

Clifford J. Vallier. Mr. Vallier serves as President, Chief Financial Officer and Treasurer of the Company. Mr. Vallier had been the Chief Executive Officer of the Company from June 30, 2010 until Mr. Boyer’s appointment as Executive Chairman of the Board in August 2010. Prior to that, he was the Chief Executive Officer of Greektown LLC from January 2010 until June 30, 2010.  He has been the Chief Financial Officer and Assistant General Manager of Greektown LLC and Greektown Holdings since December 2006, and was also the interim Chief Executive Officer of each entity from November 2008 until April 2009.  He also served as Vice President of Finance of Greektown LLC from February 2004 to December 2006 and as Senior Director of Finance of Greektown LLC from July 2002 to February 2004.

Significant Employees of the Company

Following is information with respect to the Company’s significant employees:

William M. Williams.  Mr. Williams has been the Vice President of Guest Services of Greektown LLC since June 2005.  Prior to his employment at Greektown LLC, Mr. Williams was the Club Manager at the Detroit Athletic Club in Detroit from June 2000 to May 2005.  Previously, Mr. Williams was the Vice President of Operations at the Caesars Indiana Casino Resort in Elizabeth, Indiana from 1997 to 2000.

Jason Pasko. Mr. Pasko has been the Senior Director of Finance at Greektown LLC since September 2007. From August 2002 until September 2007, Mr. Pasko served as Casino Controller of Greektown LLC.  From August 1999 to August 2002, Mr. Pasko served as Financial Controller of Greektown LLC. Prior to his employment with Greektown LLC, Mr. Pasko was the Controller of Newstar Energy USA LLC, a NASDAQ listed company, from 1997 to 1999, and a City Council Member for the City of Monroe, Michigan.

EXECUTIVE COMPENSATION
Summary Compensation Table

The following table sets forth information for the fiscal years ended December 31, 2010 and 2009 concerning compensation of (1) our principal executive officer during the fiscal year ended December 31, 2010, (2) the next most highly compensated executive officer of the Company who was serving as an executive officer as of December 31, 2010, (3) our former Chief Executive Officer, who would have been a named executive officer but for the fact that he was not serving as an executive officer of the Company as of December 31, 2010, and (4) our most highly compensated significant employee.

Name and Principal Position	Year	Salary	Stock Awards	Non-Equity Incentive Plan Compensation (1)	All Other Compensation	Total
George Boyer, Executive Chairman of the Board, Chairman of the Board and Chief Executive Officer of the Company (2)	2010	$265,385	$402,390 (3)	--	$70,518 (4)	$743,403
	2009	--	--	--	--	--

Randall A. Fine (5)	2010	--	--	--	--	--
	2009	$20,769	--	--	$7,944,231 (6)	$7,965,000

Clifford Vallier, Chief Financial Officer, President, and Treasurer of the Company (7)	2010	$495,265	--	$72,000	34,326 (8)(9)	$567,265
	2009	$283,039	--	$114,192	--	$397,231

William M. Williams, Vice President of Guest Services of Greektown LLC	2010	$181,667	--	$79,970	$21,444 (8)	$261,637
	2009	$202,628	--	$65,400	--	$268,028

_________________________

(1)	Represents amounts paid under the Company’s annual quarterly bonus program.

(2)	Mr. Boyer has been the Executive Chairman of the Board and interim Chief Executive Officer of the Company since August 20, 2010.

(3)
Represents the grant date fair value, in accordance with ASC 718, of restricted stock awards granted to Mr. Boyer in connection with his service as a director of the Company.  The restricted shares vest in three equal annual installments commencing on July 1, 2011.

(4)
Represents $4,893 of expenses paid by the Company relating to life, accidental disbursement and disability, long term disability, medical, dental and vision insurance purchased on behalf Mr. Boyer, as well as $65,625 of cash compensation paid to Mr. Boyer in connection with his service as a director of the Company.

(5)	Mr. Fine served as Chief Executive Officer of Greektown LLC from April 21, 2009 through December 31, 2009. The Fine Point Consulting Agreement expired on December 31, 2009.

(6)	Mr. Vallier served as interim Chief Executive Officer of Greektown LLC from November 1, 2008 until April 20, 2009, and also from January 1, 2010 to August 1, 2010.

(7)
Represents consulting fees payable to The Fine Point Group, which is 100% owned by Mr. Fine and his wife, with respect to services provided in the year ended December 31, 2009, excluding the portion of such fees payable to Mr. Fine as salary. The Fine Point Consulting Agreement expired on December 31, 2009.

(8)
Represents expenses paid by the Company relating to life, accidental disbursement and disability, long term disability, medical, dental and vision insurance purchased on behalf the named executive officers and significant employee.

(9)	Includes $7,346 of club dues paid by the Company on behalf of Mr. Vallier.

Outstanding Equity Awards At Fiscal Year End

Stock Awards
Name	Number of Shares or Units of Stock that have not Vested		Market Value of Shares of Units of Stock that Have not Vested
George Boyer	4,180	(1)	$376,200	(2)
Randall A. Fine	--		--
Clifford Vallier	--		--
William M. Williams	--		--

(1)
 Mr. Boyer was granted 4,555 restricted shares on July 1, 2011.  1,500 of these restricted shares, representing shares issued in respect of Mr. Boyer’s annual retainer fee under our director compensation program, vest in four equal quarterly installments commencing on October 1, 2010.  The remaining 3,055 of these restricted shares, representing Mr. Boyer’s initial equity grant under our director compensation program, vest in three equal annual installments commencing on July 1, 2011.  290 of these restricted shares vested on October 1, 2010.  In addition, Mr. Boyer forfeited 84 of these restrictive shares upon resigning from the Compensation Committee and Nominating Committee.

(2)	Represents the market value of 4,180 shares of restricted stock as of December 31, 2010.

COMPENSATION OF DIRECTORS

Director Compensation

The following table sets forth information concerning the compensation of our directors for the fiscal year ended December 31, 2010:

	Fees
	Earned
	or Paid	Stock
Name	in Cash (1)	Awards		Total
				$
John Bitove	$62,500	$125,000	(2)		187,500
George Boyer	65,625	402,390	(3)		468,015
Michael E. Duggan (4)
Benjamin C. Duster IV(4)
Freman Hendrix	36,250	175,000	(5)		211,250
Yvette Landau	62,500	125,000	(2)		187,500

_____________________________

(1)	Represents annual retainer fees paid to the directors during fiscal 2010.

(2)	Represents restricted shares issued in respect of the initial equity grant to the director under our director compensation program.

(3)
Represents 1,416 shares issued in respect of Mr. Boyer’s annual retainer fee under our director compensation program (excluding 84 shares forfeited upon Mr. Boyer’s resignation from the Nominating Committee) and 3,055 shares issued in respect of the initial equity grant to Mr. Boyer under our director compensation program.

(4)
Mr. Duggan was appointed to the Board on March 22, 2011 and Mr. Duster is expected to be appointed to the Board on May 10, 2010.  Therefore, Messrs. Duggan and Duster did not receive any compensation for service as a director of the Company during fiscal 2010.

(5)
Represents 277 shares issued in respect of Mr. Hendrix’s annual retainer fee under our director compensation program and 1,666 shares issued in respect of the initial equity grant to Mr. Hendrix under our director compensation program.

Director Compensation Program

On August 11, 2010, the Company’s Compensation Committee approved a director compensation program for members of the Company’s Board of Directors, which was supplemented on September 29, 2010. Under the terms of the compensation program, as supplemented, the Chairman of the Board shall receive an annual retainer of $225,000, the Vice Chairman of the Board shall receive an annual retainer of $125,000, and all other board members shall receive an annual retainer of $75,000. In addition, the Chairmen of the Audit Committee, the Nominating and Corporate Governance Committee, the Regulatory Compliance Committee and the Compensation Committee shall each receive an additional $25,000, and each member of the Board of Directors that serves on a committee in a non-chair capacity shall receive an additional $10,000. Unless a director makes an election to the contrary, all annual retainers will be paid half in cash and half in restricted shares of Series A-1 Common Stock, vesting in quarterly increments over a one year period. Each director may elect annually to receive all or part of the equity portion of his or her award in cash. Such cash payments will be made when the equity would have vested. No separate per-meeting fees will be paid to members of the Board of Directors.

In addition, the director compensation program provides that each member of the Company’s Board of Directors is entitled to receive an initial grant of restricted shares of the Company’s Series A-1 Common Stock upon joining the Board of Director. Upon joining the Company’s Board of Directors, Mr. Boyer became entitled to $275,000 of such stock, Mr. Hendrix became entitled to $150,000 of such stock, and all other directors are entitled to $125,000 of such stock. Initial awards to directors were granted on August 10, 2010 to all directors other Messrs. Hendrix, Duggan and Duster.  Mr. Hendrix was awarded his initial restricted share grant on September 30, 2010 and Mr. Duggan was awarded his initial restricted share grant on April 1, 2011.  Mr. Duster will receive his initial restricted share grant shortly following his appointment to the Board of Directors, which is expected to occur on May 10, 2011.  All such restricted shares will vest in three equal annual installments beginning on the one year anniversary of the grant date.

Compensation Committee Interlocks and Insider Participation

Other than George Boyer, no Board member is or has been an officer or employee of Greektown or any of its affiliates. Additionally, in 2010, none of the executive officers of Greektown served on the board or compensation committee (or committee performing equivalent functions) of any other company that had one or more executive officers serving on the Board.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our officers and directors, and persons who own more than ten percent of a registered class of our equity securities, to file reports of ownership and changes in ownership with the SEC.  Officers, directors and greater than ten-percent stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) reports they file.  Based solely on a review of the copies of such reports furnished to us during or with respect to fiscal 2010, or written representations that no Forms 5 were required, we believe that during the fiscal year ended December 31, 2010 all Section 16(a) filing requirements applicable to our officers, directors and greater than ten-percent beneficial owners were complied with.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Company has entered into the following transactions with related persons since January 1, 2010:

The Company, George Boyer and certain of the Put Parties entered into the Boyer Indemnification Agreement pursuant to which Mr. Boyer would have been entitled to indemnification for claims brought against him in his capacity as sole director of the Company until the Effective Date. In addition, the Company, Clifford Vallier and certain of the Put Parties have entered into an Indemnification Agreement, dated March 31, 2010 (the “Vallier Indemnification Agreement”), pursuant to which Mr. Vallier would have been entitled to indemnification for claims brought against him in his capacity as President, Chief Financial Officer and Treasurer of the Company until the Effective Date.  No such claims were brought against Mr. Boyer or Mr. Vallier prior to the Effective Date.

Customers of Greektown Casino have the ability to earn food complimentaries (comps) for use at Fishbones, an upscale seafood restaurant located near Greektown Casino. Greektown reimburses Fishbones at a discounted rate for the costs to Fishbones for providing food to customers redeeming the comps. Greektown LLC expenses with respect to the Fishbones comps totaled approximately $0.3 million and $0.7 million for the predecessor six months ended June 30, 2010, and predecessor year ended December 31, 2009, respectively. Fishbones is owned in part by Ted Gatzaros, a former director of Greektown LLC and member of Monroe, a holding company and one of two primary holders of the membership interests of Greektown Holdings prior to the Effective Date. However, as of the Effective Date; Monroe is no longer an affiliated entity.

AUDIT MATTERS

The Audit Committee has selected Ernst & Young LLP (“Ernst & Young”) as our independent registered public accounting firm for the fiscal year ending December 31, 2011.  A representative from Ernst & Young will be present at the Annual Meeting, will be given an opportunity to make a statement if he or she desires to do so, and is expected to be available to respond to appropriate questions.  Ernst & Young has advised us that neither it nor any member thereof has any financial interest, direct or indirect, in the Company or any of our subsidiaries in any capacity.

The aggregate fees billed for the most recently completed fiscal year ended December 31, 2010 and for the fiscal year ended December 31, 2009 for professional services rendered by the principal accountant for the audit of our annual financial statements and review of the financial statements included in our quarterly reports on Form 10-Q and services that are normally provided by the accountant in connection with statutory and regulatory filings or engagements for these fiscal periods were as follows:

	Year Ended
	December 31, 2010	December 31, 2009
Audit Fees	$835,845	$1,013,408
Audit Related Fees	303,266	382,102
Tax Fees	351,434	284,630
All Other Fees	-	-
Total	$1,490,545	$1,680,140

Audit Fees

Audit fees consist of fees billed for professional services rendered for the audits of our financial statements, reviews of our interim financial statements included in quarterly reports, services performed in connection with filings with the Securities and Exchange Commission, certain additional audit services performed related to the bankruptcy filing and subsequent emergence from bankruptcy, and other services that are normally provided by Ernst & Young, LLP for the fiscal years ended December 31, 2010 and December 31, 2009.

Audit Related Fees

Audit related fees for services provided by Ernst & Young, LLP were primarily for audit services performed in connection with the preparation of the Form S-4 registration statements and related comfort letters, initial Form 10 filings and Title 31 Compliance.

Tax Fees

Tax fees consist of fees billed for professional services for tax compliance, tax advice and tax planning. These services include assistance regarding federal, state and local tax compliance.

All Other Fees

No other fees were billed, as no other fee services were performed.

Audit Committee Pre-Approval Policies

The Audit Committee pre-approves all anticipated annual audit and non-audit services provided by our independent registered public accounting firm prior to the engagement of the independent registered public accounting firm with respect to such permissible services. All “Audit Fees,” “Audit-Related Fees” and “Tax Fees” set forth above were pre-approved by the Audit Committee in accordance with its pre-approval policy.

OTHER BUSINESS

The Board of Directors currently knows of no other matters to be presented at the meeting.  However, if any other matters properly come before the meeting, or any adjournment thereof, it is intended that proxies in the accompanying form will be voted in accordance with the judgment of the persons named therein.

STOCKHOLDER PROPOSALS

Stockholders who, in accordance with SEC Rule 14a-8, wish to present proposals for the inclusion in the proxy materials to be distributed in connection with next year’s annual meeting must submit their proposals so that they are received at our principal executive offices not later than the close of business on January 3, 2012 and must otherwise comply with the rules of the SEC for inclusion in the proxy materials.

The Company’s bylaws provide that a stockholder who wishes to present a proposal for stockholder vote at the Company’s next annual meeting (other than a matter brought pursuant to SEC Rule 14a-8) must give written notice to the Assistant Secretary of the Company not less than 90 days nor more than 120 days prior to the date that is one year from the date of this annual meeting.  Accordingly, any such proposal must be received by the Assistant Secretary of the Company not later than March 10, 2012 and no earlier than February 9, 2012. The notice must contain specified information about the proposed business and the stockholder making the proposal.  If a stockholder gives notice of a proposal after the deadline, the Company’s proxy holders will have discretionary authority to vote on this proposal when and if raised at the next annual meeting.

COST OF SOLICITATION

The cost of soliciting proxies in the accompanying form has been or will be borne by the Company.  Directors, officers and employees of the Company may solicit proxies personally or by telephone or other means of communications.  Although there is no formal agreement to do so, arrangements may be made with brokerage houses and other custodians, nominees and fiduciaries to send proxies and proxy material to their principals, and the Company may reimburse them for any attendant expenses.

MISCELLANEOUS

Only one Proxy Statement is being delivered to multiple stockholders sharing an address unless we have received contrary instructions from one or more of the stockholders sharing such address.  We undertake to deliver promptly upon request a separate copy of this Proxy Statement to any stockholder at a shared address to which a single copy of this Proxy Statement was delivered and provide instructions as to how the stockholder can notify us that the stockholder wishes to receive a separate copy of this Proxy Statement or other communications to the stockholder in the future.  In the event a stockholder desires to provide us with such a request, it may be given verbally by telephoning our offices at 313-223-2999 or by mail to our address at 555 East Lafayette, Detroit, Michigan 48226, Attn: Domenico Roma.  In addition, stockholders sharing an address can request delivery of a single copy of annual reports or proxy statements if they are receiving multiple copies.  Such request shall be made to Domenico Roma, either orally or in writing at the address and telephone number stated above.

A copy of this Proxy Statement and the form of proxy card for use in connection with the 2011 Annual Meeting of Stockholders is available online at www.greektowncasino.com.  You can also request copies of these materials and a copy of the proxy statement, annual report or proxy card relating to any of our future security holder meetings by contacting us via telephone at 313-223-2999, via email at proxy@greektowncasino.com or on our website www.greektowncasino.com.

We file annual, quarterly and current reports, proxy statements and registration statements with the SEC.  These filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov.  You may also read and copy any document we file with the SEC without charge at the public reference facility maintained by the SEC at 100 F Street, N.E., Washington, D.C.  20549.  You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Washington, D.C.  20549.  Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facilities.

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, PLEASE SIGN THE ENCLOSED PROXY CARD AND RETURN IT IN THE ENCLOSED STAMPED AND ADDRESSED ENVELOPE AS PROMPTLY AS POSSIBLE.
By Order of the Board of Directors,

George Boyer
Chairman of the Board

Dated:  May 2, 2011